UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 29, 2013

ALICO, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913

(Address of Principal Executive Offices) (Zip Code)

(239) 226-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 28, 2013, Atlantic Blue Group, Inc. (“Atlanticblue”), a holder of 50.6% of Alico’s common stock, informed Alico of their intention, in light of recent changes in the tax code relating to the sale of certain assets by “subchapter S corporations” such as ABG, to explore the potential sale of substantially all of their assets during the 2013 calendar year and, in connection therewith, to actively pursue the sale of their entire equity position in Alico to a strategic or financial buyer. Atlanticblue also filed an amended Schedule 13D with the Securities and Exchange Commission on January 29, 2013 announcing their intentions.

The Board of Directors of Alico has formed a Special Committee comprised of its independent Directors to explore working cooperatively with Atlanticblue, to investigate all transaction possibilities and to protect the interests of all shareholders. The Special Committee will retain the services of key financial and legal advisors to assist them in evaluating these possibilities.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

d)   Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release dated January 29, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

Date: January 29, 2013	By:	/s/ W. Mark Humphrey
	Name:	W. Mark Humphrey
	Title:	Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release dated January 29, 2013

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